UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

June 30, 2006
Date of Report (date of earliest event reported)

Overstock.com, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-49799	87-0634302
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

6350 South 3000 East
Salt Lake City, Utah 84121
(Address of principal executive offices)

(801) 947-3100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On June 30, 2006 Overstock.com, Inc. (the “Company”) entered into a letter agreement (the “Amendment”) which amends the Stock Purchase Agreement dated June 24, 2005 (the “Purchase Agreement”) by and among the Company, Ski West, Inc. (now OTravel.com, Inc.) and the former shareholders of Ski West, Inc. (the “Sellers”), as well as the escrow agreement entered into in connection with the Purchase Agreement, by (i) permitting the Company to make an unspecified claim for $750,000 against the portion of the purchase price remaining in escrow, (ii) limiting the potential liabilities of the Sellers under the Purchase Agreement and all documents relating thereto to $750,000, and (iii) providing that $750,000 shall remain in escrow until at least June 29, 2007. Reference is hereby made to the terms of the Amendment, a copy of which is filed herewith as Exhibit 10.1, for additional information regarding the terms of the Amendment.

The former shareholders of Ski West, Inc. (now OTravel.com, Inc.) are parties to the Amendment and are currently employees of OTravel.com, Inc., which is a wholly owned subsidiary of the Company.

Item 9.01                                             Financial Statements and Exhibits

(d)           Exhibits.                10.1         Letter Agreement dated June 30, 2006

Certain statements contained in this Form 8-K include statements that are “forward-looking statements.” There are risks that the Company faces that could cause actual results to be materially different from those that may be set forth in forward-looking statements made by the Company. There also may be additional risks that the Company does not presently know or that it currently believes are immaterial which could also impair its business and results of operations. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Additional information regarding factors that could materially affect results and the accuracy of the forward-looking statements contained herein may be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 and in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006.

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERSTOCK.COM, INC.

By:	/s/ David Chidester
David Chidester
Senior Vice President—Finance
Date:	July 5, 2006